SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event
reported): March 25, 2004

Emerson Electric Co.

(Exact Name of Registrant as Specified in Charter)

Missouri	1-278	43-0259330

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Indentification Number)

8000 West Florissant Avenue St. Louis, Missouri	63136

(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:

(314) 553-2000

Item 9.      Regulation FD Disclosure.

        The following information is furnished pursuant to Regulation FD.

Emerson GAAP Underlying Orders – 3 Month Summary
(Percent change. Trailing 3-month average versus prior year.)

	Dec '03	Jan '04	Feb '04
Process Control	+10 to +15	+10 to +15	+10 to +15
Industrial Automation	+15	+10 to +15	+10 to +15
Electronics and Telecom	+15	+15 to +20	+15
HVAC	+10 to +15	+5 to +10	+5 to +10
Appliance and Tools	+10	+5 to +10	+5 to +10
Total Emerson	+10 to +15	+10 to +15	+10 to +15

February ‘04 Order Comments:

Favorable currency exchange rates continued to positively affect February orders approximately 5 percent. Underlying orders continue to be solid and steady, but the favorable currency impact will be less going forward as we compare to last year’s dollar rates, which had already begun to weaken.

Process orders reflect continued growth in Asia and Europe as well as strong growth in systems and solutions, and oil and gas projects, which are longer lead time items.

Industrial Automation orders reflect positive trends in industrial equipment, motors and controls, and power generation (alternators).

Strength in the Electronics and Telecommunications segment was driven by improvements in the OEM business and the systems business, and continued growth in Asia.

HVAC orders reflect continued gains worldwide and strength in the U.S. market.

Orders in the Appliance and Tools segment reflect improvements in storage, tools, and motors.

Upcoming Investor Events

On Tuesday May 4, 2004 Emerson will issue the Company’s second quarter 2004 results. Emerson senior management will discuss the results during an investor conference call that will be held the same day.

All interested parties may listen to the live conference call via the Internet by going to the Investor Relations area of Emerson’s Web site at www.gotoemerson.com/financial and completing a brief registration form. A replay of the conference call will be available for the next three months at the same location on the Web site.

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Updates and further details of these and other upcoming events will be posted in the Calendar of Events area in the Investor Relations section of the corporate web site as they occur.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date: March 25, 2004	By:	/s/ H.M. Smith
H. M. Smith Assistant General Counsel and Assistant Secretary

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